EXHIBIT 10.2

THIS NOTE AND THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, BUT ONLY UPON LENDER FIRST HAVING OBTAINED A WRITTEN OPINION OF BORROWER’S COUNSEL, OR OTHER COUNSEL ACCEPTABLE TO BORROWER, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE “BLUE SKY” OR OTHER SIMILAR SECURITIES LAW.

FORM OF
CONVERTIBLE REVOLVING PROMISSORY NOTE

$6,894,362.00 November 6, 2008
 Denver, Colorado

           THIS CONVERTIBLE REVOLVING PROMISSORY NOTE (the “Note”) is executed and delivered under and pursuant to the terms of that certain Senior Secured Revolving Credit Agreement (the “Loan Agreement”) of even date herewith by and between ADVANCE DISPLAY TECHNOLOGIES, INC., a Colorado corporation (the “Borrower”) and DEGEORGE HOLDINGS THREE LLC, a Delaware limited liability company (the “Lender”).  Capitalized terms not otherwise defined herein shall have the meanings provided in the Loan Agreement.

FOR VALUE RECEIVED, Borrower hereby promises to pay to the order of Lender, at the office of Lender located at 140 Intracoastal Pointe Drive, Suite 410, Jupiter, Florida, 33477, or at such other place as Lender may from time to time designate to Borrower in writing, on or before November 1, 2009 (the “Maturity Date”), unless payable sooner pursuant to the provisions of the Loan Agreement, the principal sum of SIX MILLION EIGHT HUNDRED NINETY-FOUR THOUSAND THREE HUNDRED SIXTY-TWO DOLLARS ($6,894,362.00) or, if less, the aggregate unpaid principal amount of all Loans under the Revolving Credit Facility, as follows:

1. Interest.  The aggregate outstanding principal amount of the Revolving Loans shall bear interest in accordance with Section 3 of the Loan Agreement; provided that, in no event shall interest exceed the maximum interest rate permitted by law.  Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the Default Rate.

2. Maximum Revolving Credit Amount.  In the event the aggregate outstanding principal balance of the Revolving Credit Facility hereunder exceeds the Maximum Revolving Credit Amount, Borrower shall, without notice or demand of any kind, immediately pay Lender such amounts which are necessary to reduce the aggregate outstanding principal to an amount which is equal to or less than the Maximum Revolving Credit Amount.

3. Security Interest.  This Note is the “Revolving Note” referred to in the Loan Agreement and is secured by the liens granted pursuant to the Loan Agreement and the other Loan Documents.  This Note is entitled to all of the benefits of the Loan Agreement and is subject to all of the agreements, terms and conditions of the Loan Agreement.

4. Conversion.  Lender shall have the right, at its sole discretion and in accordance with Section 8 of the Loan Agreement, to convert the unpaid principal balance, if any, on this Note, or such lesser portion thereof as Lender may elect, into Shares at any time unless this Note is paid in full pursuant to the terms of this Note and Section 8 of the Loan Agreement.

5. Event of Default.  If a Default shall occur, which is not cured within the Cure Period, then this Note may, as provided in the Loan Agreement, be declared to be immediately due and payable, without notice, together with reasonable attorneys’ fees.

6. Waiver.  Except for such notices as may be required under the terms of the Loan Agreement, Borrower waives presentment, demand, notice, protest, and all other demands, or notices, in connection with the delivery, acceptance, performance, default, or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence.

7. Replacement.  This Note is given in replacement of and extinguishes the indebtedness (including any accrued interest) evidenced by the promissory notes set forth on Schedule 1(b) of the Loan Agreement, each in favor of Lender’s affiliate, Lawrence F. DeGeorge (“LFD”), and executed by Borrower in favor of LFD, with an aggregate face value of $2,500,000.

8. Severability.  If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

9. No Impairment.  The Borrower will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Borrower, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Lender against impairment.

10. Transfer; Successors and Assigns.  The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  This Note may not be transferred in violation of any restrictive legend set forth hereon.  Each new Note issued upon transfer of this Note shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for Borrower such legend is not required in order to ensure compliance with the Securities Act.  Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Borrower.  Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee.

11. Loss of Note.  Upon receipt by the Borrower of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Borrower (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Borrower will make and deliver in lieu of such Note a new Note of like tenor.

12. Miscellaneous.  The Loans evidenced hereby have been made and/or issued and this Note has been delivered at Lender’s main office set forth above.  This Note shall be governed and construed in accordance with the laws of the State of Colorado, in which state it shall be performed, and shall be binding upon Borrower, and its legal representatives, successors, and assigns.  Wherever possible, each provision of the Loan Agreement and this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Loan Agreement or this Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of the Loan Agreement or this Note.  The term “Borrower” as used herein shall mean the party signing this Note and such party and its successors and assigns, shall be jointly and severally obligated hereunder.

IN WITNESS WHEREOF, Borrower has executed this Note as of the date set forth above.

ADVANCE DISPLAY TECHNOLOGIES, INC.

By: ___________________________________
Name:                      Matthew W. Shankle
Title:                      Chief Executive Officer